Registration Rights Agreement
EX-4.4

MOVENTIS CAPITAL, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of September ___, 2006 by and among Moventis Capital, Inc., a Delaware corporation (the “Company”), and the parties listed on Schedule A hereto (each, a “Holder”).

1. Definitions.

For purposes of this Agreement, the following terms have the meanings set forth below:

a)

“Holder” means any person owning or having the right to acquire Registrable Securities who is a party to this Agreement as of the date hereof or who may be added as a party pursuant to the terms of this Agreement, and any assignee thereof.

b)

“register,” “registered” and “registration” refers to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

c)

“Registrable Securities” means (i) the common shares of the Company issuable or issued upon conversion of the Company’s convertible secured debentures dated September _____, 2006; and (ii) the common shares of the Company issuable or issued upon exercise of the Company’s warrants dated September _____, 2006, excluding in all cases, however, any common shares which the holder thereof is entitled under SEC Rule 144, under the Securities Act or otherwise, to sell into the public market without registration.

d)

“SEC” means the Securities and Exchange Commission.

e)

“Securities Act” means the Securities Act of 1933, as amended.

2. Piggyback Registration.  If the Company on or after January 1, 2007 proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company shall, at each such time, promptly give each Holder of Registrable Securities written notice of such registration.  Upon the written request of each such Holder given within ten (10) days after receipt of such notice from the Company, the Company shall, subject to the provisions of Section 6, use commercially reasonable efforts to cause to be registered under the Securities

Act all of the Registrable Securities that each such Holder has requested to be registered.  In the event that the Company decides for any reason not to complete the registration of common shares other than Registrable Securities, the Company shall have no obligation under this Section 2 to continue with the registration of Registrable Securities.  Any request pursuant to this Section 2 to register Registrable Securities as part of an underwritten public offering of common shares shall specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the common shares otherwise being sold through underwriters under such registration.

3. Obligations of the Company.  Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

a)

prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days;

b)

prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

c)

furnish to the Holders such copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request to facilitate the disposition of all securities covered by such registration statement;

d)

use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

e)

in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

f)

notify each Holder of Registrable Securities covered by such registration statement, during the time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

g)

list the Registrable Securities being registered on any national securities exchange on which a class of the Company’s equity securities is listed; and

h)

provide a transfer agent and registrar for the securities being registered and a CUSIP number, not later than the effective date of the registration statement.

4. Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

5. Expenses of Registration.   In connection with any registration pursuant to this Agreement, the Company shall be responsible for the payment of all reasonable expenses of the registration, with the exception of (a) underwriting discounts and commissions, which shall be paid by the Company, the Holders and any other selling holders of the Company’s securities in proportion to the aggregate value of the securities offered for sale by each of them, and (b) the fees and expenses of any counsel to the selling Holders.  The expenses to be paid by the Company shall include, without limitation, all registration, filing and qualification fees, printing and accounting fees and the fees and disbursements of counsel for the Company.

6. Underwriting Requirements.  The Company shall not be required under Section 2 to include any of the Holders’ securities in an underwritten offering of the Company’s securities unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it.  If the underwriters advise the Company that marketing factors require a limitation on the number of shares, including Registrable Securities, to be included in such offering, then the Company shall so advise all Holders of Registrable Securities that would otherwise have been underwritten pursuant to Section 2, and the number of shares, including Registrable Securities, that may be included in the registration shall be apportioned first to the Company, then pro rata among the selling Holders according to the total amount of Registrable Securities held by such Holders at the time of registration, then pro rata among any other selling shareholders according to the total amount of securities otherwise entitled to be included therein owned by each such other selling shareholder, or in such other proportions as shall mutually be agreed to by such selling shareholders.

7. Indemnification.  In the event any Registrable Securities are included in a registration statement under this Agreement:

a)

To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any actual expenses (including legal fees and costs), losses, claims, damages

(including settlement amounts) or liabilities (joint or several) (collectively, “Losses”) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto, untrue in light of the circumstances under which they were made, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law.  The Company will reimburse (as incurred) each such Holder or controlling person for any Losses reasonably incurred by them in connection with investigating or defending any Violations; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any Losses that arise out of or are based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, any such Holder or controlling person.

b)

To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company and its officers, directors, agents and employees and each other Holder selling securities in such registration statement, and any person who controls any of the foregoing within the meaning of the Securities Act or the 1934 Act, against any Losses to which the Company or such officer, director, agent, employee or other selling Holder or controlling person may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished by, or on behalf of, such Holder expressly for use in connection with such registration; and each such Holder will reimburse (as incurred) any Losses reasonably incurred by the Company or its officers, directors, agents, employees or other selling Holders or controlling persons in connection with investigating or defending any Violations; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Holder, which consent shall not be unreasonably withheld.

c)

Promptly after receipt of notice of the commencement of any action (including any governmental action), an indemnified party will, if a claim is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in the proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable period of time after notice of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 to the extent such failure is prejudicial to its ability to defend such action, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

d)

If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation resulting in such Losses relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

e)

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

f)

The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Securities and the termination of registration rights pursuant to Section 8.

8. Termination of Registration Rights.  The registration rights granted under Section 2 of this Agreement shall terminate as to all Holders five years after the date hereof.

9. Miscellaneous.

9.1 Notices.  Unless otherwise provided, any notice or other communication required or permitted under this Agreement shall be given in writing and shall (a) be mailed by United States first-class mail, postage prepaid, (b) sent by facsimile and immediately followed by first-class mail, (c) delivered personally by hand or (d) delivered by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such party on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto.  All such notices and other written communications shall be deemed effective (a) if mailed, three days after mailing and (b) if delivered or sent by facsimile transmission, on the date of such delivery or facsimile transmission.

9.2 Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding.

9.3 Governing Law.  This Agreement shall be governed by and construed under the laws of the Provinc of British Columbia.

9.4 Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties as provided herein.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.5 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.6 Entire Agreement; Counterparts.  This Agreement constitutes the entire agreement between the parties on the subject matter hereof and may be executed in two or more counterparts, which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned has executed this Registration Rights Agreement as of the date first above written.

MOVENTIS CAPITAL, INC.

By: ________________________________

Blake Ponuick, Chief Executive Officer

HOLDER

By: _____________________________

Its: _____________________________

Address:
_______________________________
________________________________
________________________________

Fax: ____________________________

Phone: __________________________

Schedule A
to Registration Rights Agreement

Registrable Securities

Holder	Common Shares	No. Shares
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